SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2007
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     As of the opening of business on July 14, 2007, United Bankshares, Inc. (“United”), a West Virginia corporation, completed its acquisition of Premier Community Bankshares, Inc. (“Premier”), a Virginia corporation headquartered in Winchester, Virginia. Premier was merged with and into George Mason Bankshares, Inc., a wholly-owned subsidiary of United (the “Merger”) in a transaction to be accounted for under the purchase method of accounting.
     Under the terms of the Merger, each outstanding share of common stock of Premier, par value $1.00 per share, (other than any shares held by United other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.93 shares of United common stock, par value $2.50 per share, or $34.00 in cash, or a combination thereof based on election and allocation procedures. Based on the election by Premier shareholders, United will issue 50% of the merger consideration in stock or approximately 2.7 million shares. The cash portion of the merger consideration was funded by cash on hand, proceeds of borrowings from two unrelated financial institutions, and proceeds from the issuance of Trust Preferred Securities on July 12, 2007.
     In connection with the Merger, The Marathon Bank and Rockingham Heritage Bank, wholly owned Virginia banking subsidiaries of Premier Community Bankshares, Inc., were merged into United Bank, a wholly owned Virginia banking subsidiary of United. Premier Bank, a wholly owned West Virginia banking subsidiary of Premier Community Bankshares, Inc., was merged into United Bank, Inc., a wholly owned West Virginia banking subsidiary of United.
     There were no material relationships between Premier and United, its directors or officers or any of its affiliates.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Upon completion of the Merger on July 14, 2007, United appointed Donald L. Unger as a director of United pursuant to the terms of the merger agreement. Mr. Unger, age 65, has served as President and Chief Executive Officer of since 1992. Mr. Unger was also the President of The Marathon Bank from 1992 to 2004 and Chief Executive Office of Marathon Bank from 1992 to 2005. Mr. Unger served as a director of Premier and The Marathon Bank since 1993. Mr. Unger was elected Chairman of The Marathon Bank in May 2000. Mr. Unger will also serve as director on a newly created regional advisory board encompassing the Winchester, Harrisonburg and Charlottesville, Virginia market.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          99.1 Press Release, dated July 16, 2007, issued by United Bankshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: July 16, 2007	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer